As filed with the Securities and Exchange Commission on May 15, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL SHIP LEASE, INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Global Ship Lease Services Limited Portland House Stag Place London SW1E 5RS United Kingdom 44 (0) 20 7869 8006	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1223

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common shares, par value $0.01 per share	7,401,284(1)	$45,443,884(2)	$5,508
Series C Preferred Shares, par value $0.01 per share	250,000	$79,544,855(3)	$9,641
Class A common shares, par value $0.01 per share, underlying Series C Preferred Shares	12,955,188(1)	-	(4)
Total		$124,988,739	$15,149

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Class A common shares being registered hereunder include such indeterminate amount of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the registrant’s common shares as reported on the NYSE on May 14, 2019.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act, as an offering price based on the market price of the registrant’s common shares, estimated based on the average of the high and low prices per share of the registrant’s common shares as reported on the NYSE on May 14, 2019.

(4)
No additional consideration will be received for the common shares issuable upon conversion of the Series C Preferred Shares and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.
Prospectus
Subject to completion, dated May 15, 2019

7,401,284 of our Class A Common Shares,
250,000 of our Series C Preferred Shares and
12,955,188 of our Class A Common Shares Underlying the Series C Preferred Shares Offered by the Selling Shareholders

Global Ship Lease, Inc.
The selling shareholders named in the section entitled “Selling Shareholders” of this prospectus, or their respective donees, pledgees, transferees, distributees, or other successors in interest, whom we refer to collectively as the Selling Shareholders, may sell, in one or more offerings pursuant to this registration statement, up to 7,401,284 of our Class A common shares, 250,000 of our Series C Preferred Shares, and 12,955,188 Class A common shares issuable on conversion of such Series C Preferred Shares.
The Selling Shareholders may, from time to time, sell, transfer or otherwise dispose of any or all of these Class A common shares and Series C Preferred Shares, including on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution" beginning on page 10. Information on the Selling Shareholders and the times and manners in which they may offer and sell our Class A common shares and Series C Preferred Shares are described under the sections entitled "Selling Shareholders" and "Plan of Distribution" in this prospectus.  While we will bear all costs, expenses and fees in connection with the registration of the Class A common shares and Series C Preferred Shares, we will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.
Our Class A common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol "GSL." On May 14, 2019, the last reported sale price of our Class A common shares on the NYSE was $6.20.
The Series C Preferred Shares are not listed, and we currently do not intend to list the Series C Preferred Shares, on any exchange.  Each Series C Preferred Share is convertible at a rate of 51.82075 Class A common shares per Series C Preferred Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Shares) upon the occurrence of certain events, as described in this prospectus, including automatically upon transfer to any person who not an affiliate of the Selling Shareholders named herein holding such Series C Preferred Shares.
An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 4 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2019.

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	3
THE OFFERING	4
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
USE OF PROCEEDS	6
CAPITALIZATION	7
ENFORCEMENT OF CIVIL LIABILITIES	8
PLAN OF DISTRIBUTION	9
SELLING SHAREHOLDERS	12
DESCRIPTION OF CAPITAL STOCK	14
EXPENSES	16
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND ADDITIONAL INFORMATION	16

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. The Selling Shareholders may sell in one or more offerings pursuant to this registration statement up to 7,401,284 of our Class A common shares, 250,000 of our Series C Preferred Shares, and 12,955,188 Class A common shares issuable on conversion of such Series C Preferred Shares, in one or more offerings. This prospectus provides you with a general description of the securities the Selling Shareholders may offer. We may provide you with a prospectus supplement to this prospectus that will provide updated information if required whenever the Selling Shareholders offer our securities pursuant to this prospectus. This may include a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus does not contain all the information provided in the registration statement that we filed with the Commission. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  Neither we nor the Selling Shareholders have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The Selling Shareholders will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, references to the “company,” “we,” “us,” “our” or “Global Ship Lease” refer to Global Ship Lease, Inc.; “CMA CGM” refers to CMA CGM S.A., currently our principal charterer; “Poseidon Containers” refers to Poseidon Containers Holdings LLC and K&T Marine LLC, collectively, with whom we completed a strategic combination on November 15, 2018, Technomar Shipping Inc (“Technomar”) refers to one of our ship technical managers and ConChart Commercial Inc (“Conchart”) refers to our commercial ship manager. The term “Selling Shareholders” refers to the shareholders described in the section entitled “Selling Shareholders” beginning on page 14. Unless otherwise indicated, all references to “$” and “dollars” in this prospectus are in U.S. dollars. We use the term “TEU”, meaning twenty-foot equivalent unit, the international standard measure of container size, in describing volumes in world container trade and other measures, including the capacity of our containerships, which we also refer to as vessels. Unless otherwise indicated, we calculate the average age of our vessels on a weighted average basis, based on TEU capacity. All share and per share amounts disclosed in this prospectus give retroactive effect, for all periods presented, to the one-for-eight reverse stock split of our Class A common shares effected on March 25, 2019.

ii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus.  This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
The Company
Global Ship Lease, Inc. is a Marshall Islands corporation that owns a fleet of mid-sized and smaller containerships which are chartered out under fixed-rate charters to reputable container shipping companies. The mailing address of our principal executive office is c/o Global Ship Lease Services Limited, Portland House, Stag Place, London SW1E 5RS, United Kingdom, and our telephone number is 44 (0) 20 7869 8006.
Our Class A common shares began trading on the NYSE under the symbol “GSL” on August 15, 2008. Our depositary shares, each of which represents a 1/100th interest in a share of our Series B Preferred Shares, began trading on the NYSE under the symbol “GSL-B” on August 20, 2014.
As of December 31, 2018, we owned 38 mid-sized and smaller containerships with a TEU weighted average age of 11.0 years, all of which were chartered out with a TEU weighted average remaining charter term of 2.5 years.
Our Fleet
The following table summarizes key information about our fleet of 38 containerships as of March 31, 2019:
Vessel Name	TEUs	LWT	Year Built	Charterer	Earliest Charter Expiry Date	Latest Charter Expiry Date	Daily Charter Rate $
CMA CGM Thalassa	11,040	38,577	2008	CMA CGM	4Q25	1Q26	47,200
UASC Al Khor(1)	9,115	31,764	2015	Hapag-Lloyd	1Q19	2Q19(2)	40,000(2)
Anthea Y(1)	9,115	31,890	2015	COSCO	2Q20	3Q20	39,200
Maira XL(1)	9,115	31,820	2015	COSCO	2Q20	3Q20	39,200
GSL Tianjin	8,667	34,243	2005	CMA CGM	2Q19	3Q19(3)	13,000(3)
OOCL Qingdao	8,667	34,305	2004	OOCL	2Q19	2Q19(3)	14,000(3)
GSL Ningbo	8,667	34,243	2004	Maersk	2Q19	4Q20	12,100(4)
Mary(1)	6,927	23,424	2013	CMA CGM	3Q23	4Q23	25,910
Kristina (1)	6,927	23,424	2013	Wan Hai	2Q19	3Q19(5)	19,500(5)
Katherine(1)	6,927	23,424	2013	CMA CGM	1Q24	2Q24	25,910
Alexandra(1)	6,927	23,424	2013	ONE	2Q19	2Q19(5)	20,750(5)
Alexis(1)(6)	6,882	23,919	2015	Hapag-Lloyd	2Q19	2Q19(5)	20,000(5)
Olivia I(1)(7)	6,882	23,864	2015	CMA CGM	1Q24	2Q24	25,910
CMA CGM Berlioz	6,621	26,776	2001	CMA CGM	2Q21	4Q21	34,000
Agios Dimitrios	6,572	24,746	2011	MSC	3Q19	4Q23(8)	12,500(8)
Tasman	5,936	25,010	2000	ZIM	2Q19	3Q19(9)	11,500(9)
Dimitris Y	5,936	25,010	2000	ZIM	2Q19	3Q19(10)	16,750(10)
Ian H	5,936	25,128	2000	ZIM	2Q19	3Q19(10)	17,000(10)
Dolphin II	5,095	20,596	2007	HMM	2Q19	4Q19	7,700(11)
Orca I	5,095	20,696	2006	ZIM	2Q19	3Q19	11,750
CMA CGM Alcazar	5,089	20,087	2007	CMA CGM	4Q20	2Q21	33,750
CMA CGM Château d’If	5,089	20,100	2007	CMA CGM	4Q20	2Q21	33,750
CMA CGM Jamaica	4,298	17,272	2006	CMA CGM	3Q22	1Q23	25,350
CMA CGM Sambhar	4,045	17,355	2006	CMA CGM	3Q22	1Q23	25,350
CMA CGM America	4,045	17,355	2006	CMA CGM	3Q22	1Q23	25,350
GSL Valerie	2,824	11,971	2005	CMA CGM	2Q19	3Q19	9,000
Athena	2,762	13,538	2003	MSC	1Q20	2Q20	9,000
Maira	2,506	11,453	2000	MSC	3Q19	3Q19	8,500
Nikolas	2,506	11,370	2000	MSC	1Q20	1Q20	9,000
Newyorker	2,506	11,463	2001	MSC	1Q20	1Q20	9,000
CMA CGM La Tour	2,272	11,742	2001	CMA CGM	3Q19	1Q20	15,300
CMA CGM Manet	2,272	11,742	2001	CMA CGM	3Q19	1Q20	15,300
CMA CGM Matisse	2,262	11,676	1999	CMA CGM	3Q19	1Q20	15,300
CMA CGM Utrillo	2,262	11,676	1999	CMA CGM	3Q19	1Q20	15,300
GSL Keta	2,207	11,731	2003	ANL	2Q19	3Q19	8,450
GSL Julie	2,207	11,731	2002	CMA CGM	3Q19	2Q20(12)	7,200(12)
Kumasi	2,207	11,731	2002	CMA CGM	4Q19	1Q21(13)	9,800(13)
Marie Delmas	2,207	11,731	2002	CMA CGM	4Q19	1Q21(13)	9,800(13)

(1)	Modern design, high reefer capacity, fuel efficient vessels.
(2)	Thereafter, in direct continuation, three years at an implied Adjusted EBITDA of $28.0 million for the period.
(3)	Thereafter, five years to MSC at an implied Adjusted EBITDA of $25.6 million for the period.
(4)	Rate increased to $12,400 per day from April 21, 2019. Charterer has option to extend by 12 months plus or minus 45 days from September 21, 2019 at $18,000 per day.
(5)	Thereafter, five years to CMA CGM at $25,910 per day
(6)	Previously UASC Bubiyan; renamed Alexis, effective April 24, 2019.
(7)	Previously UASC Yas; renamed Oliva I, effective March 19, 2019.
(8)	Thereafter, option for four years at $20,000 per day, callable by us
(9)
Thereafter, new charter with Maersk Line for 30 - 38 months at an implied Adjusted EBITDA of $5.3 million for the median period.  Additional 12 - month extension at charterer’s option, for an additional implied Adjusted EBITDA of $4.4 million.

(10)	Thereafter, in direct continuation, 21-24 month at an implied Adjusted EBITDA $4.4 million per vessel for the median firm period.
(11)	Rate increases to $11,500 per day from August 15, 2019.
(12)
$7,200 per day from March 16, 2019 to between August 16, 2019 and October 16, 2019, at charterer’s option, with an option in favour of charterer to extend from October 16, 2019 at $8,500 per day for six months plus or minus 30 days.

(13)	Option at $9,800 per day to December 31, 2020 plus or minus 90 days, callable by us.

Ship Management Services
All of our vessels are technically managed by third-party ship managers under contracts whereby, for an annual management fee, the manager provides all day-to-day ship management, including crewing, purchasing stores, lubricating oils and spare parts, paying wages, pensions and insurance for the crew, and organizing other vessel operating necessities, including the arrangement and management of drydocking.   As of the date hereof, the 19 vessels acquired in the Poseidon Transaction together with 14 legacy GSL vessels were technically managed by Technomar, a company in which our Executive Chairman George Giouroukos is a significant shareholder, 4 vessels were technically managed by a ship manager based in Hong Kong, and one by a ship manager based in Germany. We anticipate that the technical management of all of our vessels will transfer to Technomar during 2019.
Additionally, as of the date hereof, 20 of our vessels are commercially managed by Conchart, a company in which our Executive Chairman is a significant shareholder. Global Ship Lease Services Limited (“GSLS”), our wholly owned subsidiary, is the commercial manager for 18 of our vessels. GSLS has entered into a Commercial Advisory Services and Exclusive Brokerage Services Agreement with Conchart, whereby Conchart is appointed to provide commercial advisory and exclusive brokerage services, commercial management services, include chartering, sale and purchase and post-fixture administration.
The fees and expenses payable pursuant to our technical and commercial ship management agreements will be payable without regard to our business, results of operation and financial condition. Additionally, we have limited rights to terminate our management agreements. The payment of fees to our managers could adversely affect our results of operations and ability to pay dividends.
The Securities the Selling Shareholders May Offer

The Selling Shareholders may sell in one or more offerings pursuant to this registration statement up to 7,401,284 of our Class A common shares, 250,000 of our Series C Preferred Shares, and 12,955,188 Class A common shares issuable on conversion of such Series C Preferred Shares. We will not receive any of the proceeds from the sale of these securities by the Selling Shareholders.
A prospectus supplement may describe the amounts, prices, and type of transaction in which the Selling Shareholders may offer securities and may describe certain risks in addition to those set forth below associated with an investment in the securities.  Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3.D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 29, 2019, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations.

THE OFFERING
The following summary of the offering contains basic information about the offering and our Class A common shares and Series C Preferred Shares and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of our common shares, please refer to the section of this prospectus entitled "Description of Capital Stock."

Maximum number of Class A common shares offered by the Selling Shareholders	7,401,284 Class A common shares
Maximum number of Series C Preferred Shares offered by the Selling Shareholders	250,000 Series C Preferred Shares
Maximum number of Class A common shares underlying Series C Preferred Shares	12,955,188 Class A common shares
Class A common shares issued and outstanding as of the date hereof	9,942,950 Class A common shares
Series C Preferred Shares issued and outstanding as of the date hereof	250,000 Series C Preferred Shares

Use of Proceeds	All Class A common shares and Series C Preferred Shares sold pursuant to this prospectus will be sold by the Selling Shareholders. We will not receive any of the proceeds from such sales.

NYSE Trading Symbol	GSL

Tax considerations
See the section entitled "Item 10.E. Taxation" of our Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed with the Commission on March 29, 2019 and incorporated by reference herein, for a general summary of the U.S. federal income taxation of the ownership and disposition of our securities. Holders are urged to consult their respective tax advisers with respect to the application of the U.S. federal income tax laws to their own particular situation as well as any tax consequences of the ownership and disposition of our Class A common shares or Series C Preferred Shares arising under the federal estate or gift tax rules or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable treaty.

Risk Factors
An investment in our securities involves certain risks. You should carefully consider the risks described under "Risk Factors" beginning on page 4 of this prospectus, as well as other information included in or incorporated by reference into this prospectus before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning our operations, cash flows, financial position, dividend policy, the anticipated benefits of our strategic transaction with Poseidon Containers, and the likelihood of success in acquiring additional vessels to expand our business.
Forward-looking statements appear in a number of places in our Annual Report on Form 20-F for the year ended December 31, 2018, filed with the Commission on March 29, 2019, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein, including, without limitation, in the sections entitled “Business Overview,” “Management’s Discussion and Analysis of Financial Conditions and Operations,” and “Dividend Policy.”
Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this prospectus. The risks described under “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our results of operations, financial condition, liquidity and the development of the industries in which we operate. New risks can emerge from time to time, and it is not possible for us to predict all such risks, nor can we assess the impact of all such risks on our business or the extent to which any risks, or combination of risks and other factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Commission after the date of this prospectus.

USE OF PROCEEDS
All of the Class A common shares and Series C Preferred Shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their own accounts. We will not receive any of the proceeds from these sales.

CAPITALIZATION
The following table sets out our cash and cash equivalents and our capitalization on an actual basis as at March 31, 2019:
(In Thousands of U.S. Dollars)	As of March 31, 2019
Actual
Total Cash (1):	$106,927
Debt (secured)
Total Debt (2)	$882,950
Stockholders' equity:
Class A common shares-authorized 214,000,000 shares with a $0.01 par value 9,942,950 shares issued and outstanding	99
Series B Preferred shares-authorized 16,100 shares with a $0.01 par value 14,000 shares issued and outstanding	-
Series C Preferred shares-authorized 250,000 shares with a $0.01 par value 250,000 shares issued and outstanding	3
Additional paid in capital	512,379
Accumulated deficit	(186,067)
Total stockholders' equity	326,414

Total Capitalization	$1,209,364

(1)	The amount represents the cash and cash equivalents of $97,966, and Restricted cash of $8,961.
(2)
The amount shown represents the aggregated principal amount and excludes deferred financing costs of $8,554, 2022 Notes issue discount of $3,600 and amortization of 2022 Notes issue discount of $1,143.

ENFORCEMENT OF CIVIL LIABILITIES
We are organized under the laws of the Marshall Islands as a corporation. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.
Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States.
In addition, there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us or our directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us or our directors and officers in original actions brought in the Marshall Islands, based on these laws.

PLAN OF DISTRIBUTION
The Selling Shareholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors in interest, and their respective affiliates that are direct or indirect equity investors in us, including other successors in interest selling our Class A common shares and Series C Preferred Shares received after the date of this prospectus from the Selling Shareholders as a gift, pledge, distribution, dividend, or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of our Class A common shares and Series C Preferred Shares, including on any stock exchange, quotation service, market or other trading facility on which our Class A common shares and Series C Preferred Shares are listed or traded, in the over-the-counter market, through underwriters, through agents, to dealers, or in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at varying prices (which may be above or below market prices prevailing at the time of sale), at negotiated prices or otherwise.
The Selling Shareholders may sell, transfer or otherwise dispose of our Class A common shares and Series C Preferred Shares offered in this prospectus through:
•	a distribution by way of a dividend or otherwise to existing shareholders of such Selling Shareholders;
•	one or more block trades in which a broker-dealer will attempt to sell the shares as agent, but may reposition and resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
•	underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	broker-dealers, who may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
•	public or privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•
trading plans entered into by the Selling Shareholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any combination of the foregoing; or
•	any other method permitted pursuant to applicable law.
The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of our Class A common shares and Series C Preferred Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A common shares and Series C Preferred Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the donee, pledgee, transferee or other successors in interest as selling shareholders under this prospectus.  The Selling Shareholders also may transfer our Class A common shares and Series C Preferred Shares owned by them in other circumstances, in which case the donees, transferees, pledgees, distributees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common shares and Series C Preferred Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Class A common shares and Series C Preferred Shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our Class A common shares and Series C Preferred Shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of our Class A common shares and Series C Preferred Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholders also may sell all or a portion of our Class A common shares and Series C Preferred Shares in open market transactions in reliance upon Rule 144 under the Securities Act, regardless of whether the shares are offered in this prospectus, provided that they meet the criteria and conform to the requirements of that rule.
There can be no assurance that the Selling Shareholders will sell any or all of our Class A common shares and Series C Preferred Shares offered by this prospectus.
The aggregate proceeds to the Selling Shareholders from the sale of our Class A common shares and Series C Preferred Shares offered by them will be the purchase price of the Class A common shares and Series C Preferred Shares less discounts or commissions, if any. The Selling Shareholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common shares and Series C Preferred Shares to be made directly or through agents.  We will not receive any of the proceeds from the sale of our Class A common shares and Series C Preferred Shares by the Selling Shareholders.
The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of our Class A common shares and Series C Preferred Shares may be deemed by the Commission to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may therefore be underwriting discounts and commissions under the Securities Act. A Selling Shareholder who is deemed by the Commission to be an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
We have informed the Selling Shareholders that the anti-manipulation rules of Regulation M, promulgated under the Exchange Act may apply to sales of our Class A common shares and Series C Preferred Shares by the Selling Shareholders in the market and to the activities of the Selling Shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Shareholders may indemnify any broker, dealer or agent that participates in transactions involving the sale of our Class A common shares and Series C Preferred Shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of our Class A common shares and Series C Preferred Shares pursuant to this prospectus.
At the time that any particular offering of Class A common shares and Series C Preferred Shares is made, to the extent required by the Securities Act, a prospectus or prospectus supplement or, if appropriate, a post-effective amendment, will be distributed, setting forth the terms of the offering, including the aggregate number of Class A common shares and Series C Preferred Shares being offered, the purchase price of the Class A common shares and Series C Preferred Shares, the public offering price of the Class A common shares and Series C Preferred Shares, the names of any underwriters, dealers or agents and any applicable discounts or commission.

In order to comply with the securities laws of some states, if applicable, our Class A common shares and Series C Preferred Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states our Class A common shares and Series C Preferred Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear the costs relating to the registration and sale of the Class A common shares and Series C Preferred Shares offered by this prospectus, other than any underwriting discounts and commissions and transfer taxes, if any.  We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities of any violation us of the Securities Act, the Exchange Act, and state securities laws applicable to us and relating to the registration of the shares offered by this prospectus that have not resulted from written information provided by the Selling Shareholders to us expressly for use in connection with such registration. We have agreed with the Selling Shareholders to use best efforts to keep the registration statement of which this prospectus constitutes a part effective until (a) all of our Class A common shares and Series C Preferred Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (b) such Class A common shares and Series C Preferred Shares have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule), (c) a registration statement on Form S-8 covering such Class A common shares and Series C Preferred Shares is effective, (d) such Class A common shares and Series C Preferred Shares may be sold without registration pursuant to Rule 144 of the Securities Act without volume or manner-of-sale restrictions pursuant to Rule 144 or (e) such Class A common shares and Series C Preferred Shares are otherwise disposed of and thereafter such securities may be resold without subsequent registration under the Securities Act.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

SELLING SHAREHOLDERS
This prospectus relates to the proposed sale from time to time of up to 7,401,284 of our Class A common shares, 250,000 of our Series C Preferred Shares, and 12,955,188 Class A common shares issuable on conversion of the Series C Preferred Shares, by the Selling Shareholders named in the table below. We have filed the registration statement of which this prospectus forms a part in order to permit the Selling Shareholders to offer these securities for resale or transfer from time to time as set forth above in "Plan of Distribution."
KIA VIII (Newco Marine) Ltd., KEP VI (Newco Marine) Ltd., George Giouroukos and MAAS Capital Investments B.V. acquired the Class A common shares and Series C Preferred Shares (along with the Class A common shares issuable upon conversion of such Series C Preferred Shares) offered pursuant to this prospectus in connection with the closing of the Poseidon Transaction on November 15, 2018.  Michael S. Gross acquired the Class A common shares offered pursuant to this prospectus (a) on August 14, 2008, in connection with our indirect merger with Marathon Acquisition Corp. (the “Marathon Merger”); (b) in open market purchases between November 16, 2009 and November 30, 2009; and (c) in connection with grants of restricted share units as compensation in the period from 2009 to 2018. CMA CGM S.A. acquired the Class A common shares offered pursuant to this prospectus (a) on August 14, 2008, in connection with the Marathon Merger and (b) on January 2, 2019, upon the conversion of all of our issued and outstanding Class B common shares into Class A common shares as a consequence of the completion of the Poseidon Transaction.
This registration statement is being filed pursuant to the Amended and Restated Registration Rights Agreement, dated October 29, 2018, entered into between us KEP VI (Newco Marine), Ltd., KIA VIII (Newco Marine), Ltd., CMA CGM S.A., Management Investor Co. and Anmani Consulting Inc., Marathon Founders, LLC, Michael S. Gross and Maas Capital Investments B.V. in connection with the Poseidon Transaction.

The following table sets forth certain information regarding the Selling Shareholders and their beneficial ownership of our Common Stock and Series C Preferred Stock. The table is based upon information provided by the Selling Shareholders and other publicly available information. The table assumes that all the shares being offered by the Selling Shareholders pursuant to this prospectus are ultimately sold in the offering. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus, and as a result the actual number of shares that will be held by the Selling Shareholders upon termination of the offering may exceed the minimum number set forth in the table.

Name of Selling Shareholders	Securities Beneficially Owned Before Offering(1)	Percentage of Class Prior to the Offering (2)	Total Securities Offered Hereby	Securities Beneficially Owned Following the Offering(1)	Percentage of Class Following the Offering
KIA VIII (Newco Marine) Ltd. (3)	209,440.69 Series C Preferred Shares	100.0%	209,440.69 Series C Preferred Shares	0	0%
KEP VI (Newco Marine) Ltd. (3)	40,559.31 Series C Preferred Shares	100.0%	40,559.31 Series C Preferred Shares	0	0%
KIA VIII (Newco Marine) Ltd. (3)	11,009,124 Class A common shares (4)(5)	48.08% (6)	10,853,374 Class A common shares	155,750 (4)	0.68% (6)
KEP VI (Newco Marine) Ltd. (3)	2,257,564 Class A common shares (4)(5)	9.86% (6)	2,101,814 Class A common shares	155,750 (4)	0.68% (6)
Management Investor Co. (7)	1,969,188 Class A common shares	19.80%	1,969,188 Class A common shares	0	0%
Michael S. Gross (8)	566,880 Class A common shares	5.70%	566,880 Class A common shares	0	0%
Marathon Founders, LLC (8)	777,214 Class A common shares	7.82%	777,214 Class A common shares	0	0%
CMA CGM S.A. (9)	3,051,587 Class A common shares	30.69%	3,051,587 Class A common shares	0	0%
MAAS Capital Investments B.V.	1,036,415 Class A common shares	10.42%	1,036,415 Class A common shares	0	0%

(1)	Calculated based on 9,942,950 Class A common shares and 250,000 Series C Preferred Shares outstanding as of the date of this prospectus.
(2)	Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Exchange Act, and generally includes voting or investment power with respect to securities.
(3)
KEP VI (Cayman), L.P., KEP VI (Cayman) GP Ltd., KIA VIII (International), L.P., KELSO GP VIII (Cayman) L.P., KELSO GP VIII (Cayman) Ltd., Frank T. Nickell, Thomas R. Wall, IV, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig, Frank K. Bynum, Jr., Philip Berney, Frank J. Loverro, James J. Connors, II, Stanley de J. Osborne, Church M. Moore, Christopher L. Collins, Anna Lynn Alexander, Howard A. Matlin, Stephen C. Dutton, Matthew S. Edgerton, John K. Kim and Henry Mannix III (the “Kelso Joint Filers”) may be deemed to share beneficial ownership of these Class A common shares. Each of the Kelso Joint Filers share investment and voting power with respect to any Class A common shares beneficially owned by KIA VIII and KEP VI but disclaim beneficial ownership of such Class A common shares.

(4)
Includes Class A common shares deemed to be beneficially owned by KIA VIII (Newco Marine) Ltd. and KEP VI (Newco Marine) Ltd. by virtue of a voting agreement entered into among KIA VIII (Newco Marine) Ltd., KEP VI (Newco Marine) Ltd., CMA CGM S.A. and Michael S. Gross.

(5)
Each Series C Preferred Share is convertible on the occurrence of certain events at a rate of 51.82075 Class A common shares per Series C Preferred Share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Class A Common Shares).

(6)	Calculated based on 22,898,138 Class A common shares outstanding, assuming conversion of all Series C Preferred Shares held by KIA VIII (Newco Marine) Ltd. and KEP VI (Newco Marine) Ltd.
(7)
George Giouroukos, who serves as our Executive Chairman, owns and controls Management Investor Co., which is the record holder of 1,969,188 Class A common shares. As a result, Mr. Giouroukos may be deemed to beneficially own the shares held by Management Investor Co.

(8)
Michael S. Gross directly holds 566,880 Class A common shares. Marathon Founders, LLC directly holds 777,214 Class A common shares. As the Managing Member of Marathon Founders, LLC, Mr. Gross may be deemed to exercise voting rights and investment power over all securities of Global Ship Lease, Inc. held by Marathon Founders, LLC and thus may be deemed to beneficially own such shares.

(9)
CMA CGM S.A. is controlled by Merit Corporation S.A.L., which may be deemed to exercise voting and investment power over all securities of Global Ship Lease, Inc. held by CMA CGM S.A. and thus may be deemed to beneficially own such securities.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock
Under our Articles of Incorporation, as amended, our authorized share capital consists of:
•	214,000,000 Class A common shares, $0.01 per share, of which 9,942,950 shares were issued and outstanding as of the date of this prospectus;
•	20,000,000 Class B common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus;
•	15,000,000 Class C common shares, $0.01 per share, of which none were issued and outstanding as of the date of this prospectus;
•	16,100 Series B Preferred Shares, $0.01 per share, of which 14,000 shares were issued and outstanding as of the date of this prospectus; and
•	250,000 Series C Preferred Shares, $0.01 per share, of which 250,000 shares were issued and outstanding as of the date of this prospectus.
Share History
In each of 2016 and 2017, 4,266 Class A common shares were awarded to our directors under our 2015 Equity Incentive Plan, representing 20% of their base compensation.
On November 15, 2018, we completed a strategic combination with Poseidon Containers, acquiring 20 containerships (the “Poseidon Transaction”). The consideration given for the acquisition of the net assets was 3,005,603 Class A common shares and 250,000 Series C Preferred Shares. In addition, as a consequence of the completion of the Poseidon Transaction, all outstanding stock awards to officers and employees vested and 60,425 Class A common shares were issued in November 2018.
On January 2, 2019, as a consequence of the completion of the Poseidon Transaction, all of our issued and outstanding Class B common shares converted one-for-one into 925,745 Class A common shares.
On March 25, 2019, we effected a one-for-eight reverse stock split of our Class A common shares, which our shareholders authorized at our special meeting of shareholders held on March 20, 2019. There was no change to the trading symbol, number of authorized shares, or par value of our Class A common shares in connection with the reverse stock split. All share and per share amounts disclosed in this prospectus give effect to the reverse stock split retroactively, which resulted in the number of issued and outstanding Class A common shares reducing from 79,543,921 to 9,942,950.
Memorandum and Articles of Association
The rights, preferences and restrictions attaching to each class of shares of our capital stock are described in the sections “Description of Capital Shares,” “Description of Preferred Shares,” and “Description of Depositary Shares” of the Amendment No. 1 to our registration statement on Form F-3 (File No. 333-197518) filed with the Commission on July 28, 2014 and hereby incorporated by reference into this prospectus. There have been no changes since that date, other than the issuance of the Series B Preferred Shares in August 2014 and Series C Preferred Shares in November 2018, as described below.

On August 20, 2014, we issued 1,400,000 depositary shares, each of which represents 1/100th of one share of our Series B Preferred Shares. In the event of any liquidation, dissolution or winding up of our affairs, holders of the Series B Preferred Shares will have the right to receive the liquidation preference of $2,500.00 per share of Series B Preferred Shares (equivalent to $25.00 per depositary share or $35.0 million in the aggregate) plus an amount equal to all accumulated and unpaid dividends thereon to the date of payment, whether or not declared. Dividends are payable at 8.75% per annum in arrears on a quarterly basis, when and if declared by the Board of Directors. Following the issuance of the Series B Preferred Shares of the Company, no dividend may be declared or paid or set apart for payment on our common stock and each other class or series of capital stock established after the original issue date of the Series B Preferred Shares that is not expressly made senior to or on parity with the Series B Preferred Shares as to the payment of dividends and amounts payable upon liquidation, dissolution or winding up, whether voluntary or involuntary (“Junior Securities”) (other than a dividend payable solely in Junior Securities), unless full cumulative dividends have been or contemporaneously are being paid or declared and set aside for payment on all outstanding Series B Preferred Shares and any securities that rank pari passu with the Series B Preferred Shares through the most recent respective dividend payment dates. Holders of the Series B Preferred Shares generally have no voting rights, except in limited circumstances. At any time after August 20, 2019 (or within 180 days after the occurrence of a fundamental change), the Series B Preferred Shares may be redeemed, at the discretion of the Company, in whole or in part, at a redemption price of $2,500.00 per share (equivalent to $25.00 per depositary share). The rights, preferences and restrictions attaching to the Series B Preferred Shares are described in the section “Description of Series B Preferred Shares and Depositary Shares” of our prospectus supplement dated August 13, 2014 filed with the Commission on August 15, 2014 and hereby incorporated by reference into this Annual Report. There have been no changes since that date. The rights, preferences and restrictions attaching to the Series B Preferred Shares are further qualified by (i) the Certificate of Designations of Global Ship Lease, Inc., filed with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands and effective August 19, 2014, and (ii) the Deposit Agreement, dated as of August 20, 2014, by and among Global Ship Lease, Inc., Computershare Inc. and Computershare Trust Company, N.A., as applicable, as depositary, registrar and transfer agent, and the holders from time to time of the depositary receipts described therein (each of (i) and (ii) being incorporated by reference to Exhibits 3.1 and 4.1, respectively, of Global Ship Lease, Inc.’s Report on Form 6-K (File No. 001-34153) filed on August 20, 2014), each of which is hereby incorporated by reference into this Annual Report. There have been no changes since that date.
On November 15, 2018, we issued 250,000 Series C Preferred Shares of par value $0.01 per share. The Series C Preferred Shares are convertible to an aggregate of 12,955,188 Class A common shares at the option of the holder on the date when our 9.875% First Priority Secured Notes due 2022 are no longer outstanding. In addition, the Series C Preferred Shares will convert automatically upon transfer to any person who is not an affiliate of the initial holder of such Series C Preferred Shares. Upon the occurrence of any liquidation, dissolution or winding up of our affairs, holders of Series C Perpetual Shares shall be entitled to receive an amount equal to the amount payable in respect of the number of Class A common shares into which such Series C Preferred Shares would be convertible at such time, such amount to be determined as of the record date for determination of holders of Class A common shares entitled to receive such distribution or, if no such record date is established, as of the date of such distribution. Holders of Series C Preferred Shares are entitled to a dividend only should such a dividend be declared on our Class A common shares. If our Board of Directors declares a dividend or other distribution upon the then-outstanding Class A common shares, then the holders of the Series C Preferred Shares shall be entitled to receive the amount of dividends as would be payable in respect of the number of Class A common shares into which such Series C Preferred Shares would be convertible. Each Series C Preferred Share shall entitle the holder thereof to 38.75 votes on all matters submitted to a vote of shareholders. Except as otherwise provided in the Certificate of Designation for Series C Preferred Shares or required by law, the Series C Preferred Shares shall vote together with the Common Shares as one class in the election of directors of the Company and on all other matters submitted to a vote of the shareholders. The Series C Preferred Shares shall be perpetual and shall not be subject to mandatory redemption, sinking fund or other similar provisions. The rights, preferences and restrictions attaching to the Series C Preferred Shares are described in the Certificate of Designation for Series C Perpetual Preferred Shares of Global Ship Lease, Inc. (incorporated by reference to Exhibit A of Global Ship Lease, Inc.’s Report on Form 6-K (File No. 001-34153) filed on October 29, 2018) and hereby incorporated by reference into this Annual Report. There have been no changes since that date.
We are not aware of any limitations on the rights to own securities, including the rights of non-resident or foreign shareholders to hold or exercise voting rights on the securities, imposed by the laws of the Republic of the Marshall Islands or by our Articles of Incorporation or Bylaws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission registration fee		$15,149
FINRA Fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and with respect to matters of U.S. law will be passed upon for us by our counsel on matters of Marshall Islands law, Seward & Kissel LLP.
EXPERTS
The financial statements as of December 31, 2018 and for the year ended December 31, 2018 incorporated by reference into this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph disclosing that the Company has entered into significant contracts with CMA CGM, a related party and the main source of the Company’s operating revenue, as described in Note 2(a) to the financial statements) of PricewaterhouseCoopers S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements as of December 31, 2017 and for each of the two years in the period ended December 31, 2017 incorporated by reference into this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph disclosing that the Company has entered into significant contracts with CMA CGM, a related party and the main source of the Company’s operating revenue, as described in Note 2(a) to the financial statements) of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.globalshiplease.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all such filings made after the date of the initial registration statement and prior to effectiveness of the registration statement:
•	Current Report on Form 6-K filed with the Commission on May 7, 2019 (except for the commentary of the Company’s Executive Chairman and Chief Executive Officer).
•
Annual Report on Form 20-F for the year ended December 31, 2018 filed with the Commission on March 29, 2019, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

•	The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, filed with the Commission on August 12, 2008.
•	The description of our Class A Common Stock contained in Amendment No. 1 to the Registration Statement on Form 8-A, filed with the Commission on March 26, 2019.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports furnished after the date of the initial registration statement and prior to effectiveness of the registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We and the Selling Shareholders have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the Selling Shareholders are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or us at the following address:
Global Ship Lease, Inc.
Attn: Ian J. Webber
c/o Portland House
Stag Place
London SW1E 5RS
United Kingdom
 44 (0) 20 7869 8006
www.globalshiplease.com

Information provided by the Company
We will furnish holders of our Class A common shares and Series C Preferred Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.	Indemnification of Directors and Officers
Section 5 of the Amended and Restated Registration Rights Agreement by and among the Registrant, KEP VI (Newco Marine), Ltd. and KIA VIII (Newco Marine), Ltd., CMA CGM S.A., Management Investor Co. and Anmani Consulting Inc., Marathon Founders, LLC, Michael S. Gross and Maas Capital Investments B.V. (each a “Shareholder” and collectively, the “Shareholders”) provides as follows:
5.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, managers, shareholders, attorneys and agents, and each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) a Shareholder and each other holder of Registrable Securities, from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement thereto, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary Prospectus, final Prospectus, related free writing prospectus or any such amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.
5.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, with respect to any Registration Statement where Registrable Securities were registered under the Securities Act, indemnify and hold harmless the Company, each of its directors and officers, and each other person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), against any losses, claims, judgments, damages or liabilities, whether joint or several, to the extent that such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any related free writing prospectus or any amendment or supplement to the Registration Statement or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that such selling holder shall be subject to such liability only to the extent that the untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein. The Company and the holders of Registrable Securities hereby acknowledge and agree that, unless a selling holder requests in writing that additional information be included in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary Prospectus or final Prospectus, any related free writing prospectus or any amendment or supplement thereto, the only information furnished to the Company for use in any such document will consist of no more than those statements specifically relating to (a) the number of Registrable Securities beneficially owned by such selling holder and its Affiliates to be registered and/or sold in the registration and/or offering and (b) the name and address of such selling holder and other information with respect to such selling holder (excluding percentages) that appear in the footnotes to the selling stockholder section in any applicable preliminary Prospectus or final Prospectus. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

5.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or Section 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent that the Indemnifying Party is actually and materially prejudiced by reason of such delay or failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it elects, retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, and any others the Indemnifying Party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnified Party and the Indemnifying Party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent (which shall not be unreasonably withheld or delayed) or there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
5.4 Contribution.
5.4.1 If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by the Indemnified Parties on the one hand and the Indemnifying Parties on the other from the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 5.3, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties on the one hand and the Indemnifying Parties on the other in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
(1)
Actions not by or in right of the corporation.    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation.    A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful.    To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance.    Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights.    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification.    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance.    A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9.	Exhibits
The exhibit index at the end of this registration statement, or the Exhibit Index, identifies the exhibits which are included in this registration statement and are incorporated herein by reference.
Item 10.	Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that:
(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by references in the registration statement; and
(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 or Form SF-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the Securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) - (d) Not applicable.
(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(f) - (g) Not applicable.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(i) - (k) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on May 15, 2019.
GLOBAL SHIP LEASE, INC.

By:	/s/ Ian J. Webber
Name:	Ian J. Webber
Title:	Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary J. Wolfe his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 15, 2019 in the capacities indicated.

/s/ George Giouroukos	Executive Chairman
George Giouroukos

/s/ Michael S. Gross	Director
Michael S. Gross

/s/ Alain Wils	Director
Alain Wils

/s/ Philippe Lemonnier	Director
Philippe Lemonnier

/s/ Michael Chalkias	Director
Michael Chalkias

/s/ Henry Mannix III	Director
Henry Mannix III

/s/ Alain Pitner	Director
Alain Pitner

/s/ Menno van Lacum	Director
Menno van Lacum

/s/ Ian J. Webber	Chief Executive Officer
Ian J. Webber

/s/ Thomas A. Lister	Chief Commercial Officer
Thomas A. Lister

/s/ Anastasios Psaropoulos	Chief Financial Officer
Anastasios Psaropoulos

Authorized Representative
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Global Ship Lease, Inc., has signed this Registration Statement in the city of Newark, state of Delaware, on May 15, 2019.
PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi

EXHIBIT INDEX
Exhibit Number	Description

1.1	Form of Underwriting Agreement*

4.1	Form of Common Share Certificate (1)

4.2
Certificate of Designation of the Series C Perpetual Preferred Shares of Global Ship Lease, Inc. filed with the Registrar or Deputy Registrar of Corporations of the Republic of the Marshall Islands and effective November 12, 2018. (2)

5.1	Opinion of Seward & Kissel LLP, Marshall Islands counsel to the Company

8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

23.1	Consent of PricewaterhouseCoopers Audit

23.2	Consent of PricewaterhouseCoopers S.A.

23.3	Consent of Seward & Kissel LLP, U.S. Counsel to the Company (included in Exhibit 5.1 and Exhibit 8.1)

24.1	Power of Attorney (contained in signature page)

*
To be filed either as an amendment to this Registration Statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this Registration Statement.

(1)	Incorporated by reference to Exhibit 4.1 of Global Ship Lease, Inc.’s Form 6-K (File No. 001-34153) filed on March 25, 2019.
(2)	Incorporated by reference to Exhibit 1.5 of Global Ship Lease, Inc.’s Form 20-F (File No. 001-34153) filed on March 29, 2019.